Exhibit 10.15
JOINDER TO SERVICES AGREEMENT
THIS JOINDER AGREEMENT (the “Joinder”) is executed as of May 2, 2024 by and among Bowhead Insurance Holdings LP, a Delaware limited partnership, Bowhead Specialty Underwriters, Inc., a Delaware corporation, Bowhead Underwriting Services Inc., a Delaware corporation, Bowhead Insurance Company, Inc., a Wisconsin stock insurance company, and Bowhead Specialty Holdings Inc., a Delaware corporation, and is effective as of the date hereof.
WHEREAS, Bowhead Specialty Holdings Inc. agrees to become a party to the Services Agreement, dated October 7, 2020.
WHEREAS, Bowhead Insurance Holdings LP, Bowhead Specialty Underwriters, Inc., Bowhead Underwriting Services, Inc. and Bowhead Insurance Company Inc., consent to Bowhead Specialty Holdings Inc. becoming a party to the October 7, 2020, Services Agreement with the same rights, duties, and obligations as any other party.
NOW THEREFORE, in consideration of the mutual covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties of this Joinder agree as follows:
1.Bowhead Specialty Holdings Inc., hereby agrees that upon execution of this Joinder, it shall become a party to the Services Agreement and shall be fully bound by, and subject to all of the covenants, terms and conditions of the Services Agreement as if it were an original signatory thereto.
2.Entire Agreement, this Joinder and the Services Agreement constitute the full and entire agreement of the Parties with respect to subject matter hereof. This Joinder supersedes all prior agreements and understandings among the Parties with respect to the subject matter hereof.
3.Severability, the provisions of the Joinder shall be deemed severable, and the invalidity or unenforceability of any provision shall not offset the validity or enforceability of the reminder of this Joinder or any valid clause of any invalid portion.
4.Counterparts, this Joinder may be executed in multiple counterparts, including by electronic signature, each of which shall be deemed to be an original, but all of which taken together shall constitute one of the same agreement.
5.Conflicts, in the event of any inconsistency or conflicts between the terms of the Services Agreement and this Joinder, the terms of this Joinder shall govern and be binding.
6.Governing Law, this Joinder and all claims arising out of or based upon this Joinder or relating to the subject matter hereof shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed as of the date first written above.

BOWHEAD INSURANCE HOLDINGS, LP		BOWHEAD SPECIALTY UNDERWRITERS, INC.

/s/ H. Matthew Crusey		/s/ Brad Mulcahey

Name:	H. Matthew Crusey	Name:	Brad Mulcahey
Title:	Secretary	Title:	Treasurer

BOWHEAD UNDERWRITING SERVICES, INC		BOWHEAD INSURANCE COMPANY, INC.

/s/ Brad Mulcahey		/s/ H. Matthew Crusey

Name:	Brad Mulcahey	Name:	H. Matthew Crusey
Title:	Treasurer	Title:	Secretary

BOWHEAD SPECIALTY HOLDINGS INC.

/s/ H. Matthew Crusey

Name:	H. Matthew Crusey
Title:	Secretary